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EXHIBIT 23 - CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each of the Registration Statements on Form S-8 (No.'s 2-93993, 33-25980, 33-41396, 33-57372, 33-86262,
33-86376 333-00871, 333-00873 and 333-00879) of Personal Computer Products, Inc.
of our report dated August 25, 1997 appearing on page 13 of this Form 10-KSB.

BOROS & FARRINGTON APC
San Diego, California
August 25, 1997